                                                                EXHIBIT 4-K
                                                                -----------

                   PREFERRED SECURITIES GUARANTEE AGREEMENT


























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                   PREFERRED SECURITIES GUARANTEE AGREEMENT


                        PACIFIC TELESIS FINANCING  {  }


                         Dated as of __________, 1995



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


                            CROSS REFERENCE TABLE*

    Section of                                              Section of
Trust Indenture Act                                         Guarantee
of 1939, as amended                                         Agreement


310(a) . . . . . . . . . . . . . . . . . . . . . . . . . .    4.1(a)
310(b) . . . . . . . . . . . . . . . . . . . . . . . . . .    4.1(a)
310(c) . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
311(a) . . . . . . . . . . . . . . . . . . . . . . . . . .    2.2(b)
311(b) . . . . . . . . . . . . . . . . . . . . . . . . . .    2.2(b)
311(c) . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
312(a) . . . . . . . . . . . . . . . . . . . . . . . . . .    2.2(a)
312(b) . . . . . . . . . . . . . . . . . . . . . . . . . .    2.2(b)
312(c) . . . . . . . . . . . . . . . . . . . . . . . . . .    2.8
313(a) . . . . . . . . . . . . . . . . . . . . . . . . . .    2.3
313(b) . . . . . . . . . . . . . . . . . . . . . . . . . .    2.3
313(c) . . . . . . . . . . . . . . . . . . . . . . . . . .    2.3
313(d) . . . . . . . . . . . . . . . . . . . . . . . . . .    2.3
314(a) . . . . . . . . . . . . . . . . . . . . . . . . . .    2.4
314(b) . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
314(c) . . . . . . . . . . . . . . . . . . . . . . . . . .    2.5
314(d) . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
314(e) . . . . . . . . . . . . . . . . . . . . . . . . . .    2.5
314(f) . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
315(a) . . . . . . . . . . . . . . . . . . . . . . . . . .  3.1(d); 3.2(a)
315(b) . . . . . . . . . . . . . . . . . . . . . . . . . .    2.7(a)
315(c) . . . . . . . . . . . . . . . . . . . . . . . . . .    3.1(c)
315(d) . . . . . . . . . . . . . . . . . . . . . . . . . .    3.1(d)
315(e) . . . . . . . . . . . . . . . . . . . . . . . . . .    2.7(c)
316(a) . . . . . . . . . . . . . . . . . . . . . . . . . .    2.6
316(b) . . . . . . . . . . . . . . . . . . . . . . . . . .    2.9
316(c) . . . . . . . . . . . . . . . . . . . . . . . . . .    2.6
317(a) . . . . . . . . . . . . . . . . . . . . . . . . . .    2.10
317(b) . . . . . . . . . . . . . . . . . . . . . . . . . .    2.7(b)
318(a) . . . . . . . . . . . . . . . . . . . . . . . . . .    2.1(b)





_________________________
* This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not have any bearing upon the interpretation of any of its terms or provisions.




























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


                   PREFERRED SECURITIES GUARANTEE AGREEMENT


This GUARANTEE AGREEMENT ("Guarantee Agreement"), dated as of _____________, 1995, is executed and delivered by Pacific Telesis Group, a Nevada corporation (the "Guarantor"), and The First National Bank of Chicago, a national banking association, as trustee (the "Preferred Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Pacific Telesis Financing { }, a Delaware statutory business trust (the "Issuer").

WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of __________, among the trustees of the Issuer named therein, the Guarantor as Sponsor and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof $__________ aggregate stated liquidation amount of Preferred Securities designated the ____% Trust Originated Preferred Securities (the "Preferred Securities");

WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee Agreement, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Common Securities Guarantee Agreement") in substantially identical terms to this Guarantee Agreement for the benefit of the holders of the Common Securities (as defined herein) except that if an Event of Default (as defined in the Indenture (as defined herein)), has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments under this Guarantee Agreement.

NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders.


                                   ARTICLE I
                        DEFINITIONS AND INTERPRETATION

SECTION 1.1Definitions and Interpretation

In this Guarantee Agreement, unless the context otherwise requires:

     (a) Capitalized terms used in this Guarantee Agreement but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

     (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

     (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

     (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

     (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires; and

     (f)a reference to the singular includes the plural and vice versa.

"Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

"Authorized  Officer" of a Person means any  Person that is authorized to bind

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

such Person.

"Business Day" means any day other than a day on which banking institutions in New York, New York are authorized or required by law to close.

"Common  Securities"  means  the  securities   representing  common  undivided
beneficial interests in the assets of the Issuer.

"Covered Person" means any Holder or beneficial owner of Preferred Securities.

"Direction" by a Person means a written direction signed:

     (a)  if the Person is a natural person, by that Person; or

     (b) in any other case in the name of such Person by one or more Authorized Officers of that Person.

"Distribution" means the periodic distribution and other payments payable to Holders of Preferred Securities in accordance with the terms of the Preferred Securities set forth in Exhibit A to the Declaration.

"Guarantee Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement.

"Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions that are required to be paid on such Preferred Securities to the extent the Issuer shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price")to the extent the Issuer has funds available therefor, with respect to any Preferred Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Subordinated Debentures to the Holders in exchange for Preferred Securities as provided in the Declaration or the redemption of all the Preferred Securities upon the maturity or redemption of the Subordinated Debentures), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an event of default under the Indenture has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities Guarantee Agreement are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments.

"Holder" shall mean any registered owner shown on the Register of the Issuer of any Preferred Securities.

"Indemnified Person" means the Preferred Guarantee Trustee, any Affiliate of the Preferred Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of the Preferred Guarantee Trustee.

"Indenture" means the Indenture dated as of ___________, 1995, as supplemented by the First Supplemental Indenture dated as of ___________, 1995, each being among Pacific Telesis Group as issuer (the "Subordinated Debenture Issuer") and The First National Bank of Chicago, as trustee and any indenture supplemental thereto pursuant to which certain subordinated debt securities of the Subordinated Debenture Issuer are to be issued to the Property Trustee of the Issuer.

"Majority in liquidation amount of the Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of Preferred Securities, voting separately as a class, of more than 50% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities. In determining whether the Holders of the requisite amount of Preferred Securities have voted, if the Preferred Securities remain in the form of global securities, Holders shall be deemed to be the Persons who own beneficial interests in such global securities as reflected on the books of The Depository Trust Company, or any successor depository, or on the books of a Person maintaining an account with such depository, directly or indirectly

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

(in each case in accordance with the rules of the depository) and Preferred Securities which are owned by the Guarantor or any Affiliate of the Guarantor or any other obligor on the Preferred Securities shall be disregarded for the purpose of any such determination

"Officer's Certificate" means, with respect to any Person, a certificate signed by an Authorized Officer of such Person. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

     (a) a statement that such officer signing the Officer's Certificate has read the covenant or condition and the definition relating thereto;


     (b) a brief statement of the nature and scope of the examination or investigation on which the statements or opinions contained in such Officer's Certificate are based;

     (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

"Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency, authority or political subdivision thereof.

"Preferred Guarantee Trustee" means The First National Bank of Chicago until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Preferred Guarantee Trustee.
"Responsible Officer" means, with respect to the Preferred Guarantee Trustee, any vice-president, any assistant vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Corporate Trust Department of the Preferred Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

"66 2/3% in liquidation amount of the Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of Preferred Securities, voting separately as a class, of 66 2/3% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities. In determining whether the Holders of the requisite amount of Preferred Securities have voted, if the Preferred Securities remain in the form of global securities, Holders shall be deemed to be the Persons who own beneficial interests in such global securities as reflected on the books of The Depository Trust Company, or any successor depository, or on the books of a Person maintaining an account with such depository, directly or indirectly (in each case in accordance with the rules of the depository) and Preferred Securities which are owned by the Guarantor or any Affiliate of the Guarantor or any other obligor on the Preferred Securities shall be disregarded for the purpose of any such determination

"Subordinated Debentures" means the series of subordinated debt securities of the Guarantor designated the ___% Subordinated Deferrable Interest Debentures due ____ held by the Property Trustee (as defined in the Declaration) of the Issuer.

 Subsidiary" means any corporation of which at the time of determination the Guarantor, directly and/or indirectly through one or more Subsidiaries owns 50% or more of the shares of the voting stock of such corporation.

"Successor Preferred Guarantee Trustee" means a successor Preferred Guarantee Trustee possessing the qualifications to act as Preferred Guarantee Trustee under Section 4.1.

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

"Trust Indenture Act" means the Trust Indenture Act of 1939, as amended to the date of this Guarantee Agreement.

"25%  in  liquidation amount  of the  Preferred  Securities" means,  except as provided by the Trust Indenture Act, a vote by Holder(s) of Preferred Securities, voting separately as a class, of 25% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities. In determining whether the Holders of the requisite amount of Preferred Securities have voted, if the Preferred Securities remain in the form of global securities, Holders shall be deemed to be the Persons who own beneficial interests in such global securities as reflected on the books of The Depository Trust Company, or any successor depository, or on the books of a Person maintaining an account with such depository, directly or indirectly (in each case in accordance with the rules of the depository) and Preferred Securities which are owned by the Guarantor or any Affiliate of the Guarantor or any other obligor on the Preferred Securities shall be disregarded for the purpose of any such determination


                                  ARTICLE II
                              TRUST INDENTURE ACT

SECTION 2.1    Trust Indenture Act; Application.

     (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

     (b) If and to the extent that any provision of this Guarantee agreement limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2   Lists of Holders of Securities.

     (a) The Guarantor will furnish or cause to be furnished to the Preferred Guarantee Trustee, not less than 45 days nor more than 60 days after each date (month and day) that is a Distribution payment date under the Declaration, but in no event less frequently than semiannually, and at such other times as the Preferred Guarantee Trustee may request in writing, within 30 days after receipt by the Guarantor of any such request, a list in such form as the Preferred Guarantee Trustee may reasonably require containing all the information in the possession or control of the Guarantor, as to the names and addressees of the Holders of Preferred Securities, obtained since the date as of which the next previous list, if any, was furnished. Any such list may be dated as of a date not more than 15 days prior to the time such information is furnished and need not include information received after such date.

     (b) The Preferred Guarantee Trustee shall comply with its obligations under Section 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3    Reports by the Preferred Guarantee Trustee.

Within 60 days after May 15 of each year, the Preferred Guarantee Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Preferred Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4    Periodic Reports to Preferred Guarantee Trustee.

The Guarantor shall provide to the Preferred Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.


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

SECTION 2.5    Evidence of Compliance with Conditions Precedent.

The Guarantor shall provide to the Preferred Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officer's Certificate.

SECTION 2.6    Guarantee Events of Default; Waiver.

The Holders of a Majority in liquidation amount of Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Guarantee Event of Default and its consequences. Upon such waiver, any such Guarantee Event of Default shall cease to exist, and any Guarantee Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Guarantee Event of Default or impair any right consequent thereon. The Guarantor may set a special record date for purposes of determining the identity of the Holders of the Preferred Securities entitled to vote or consent to any action by vote or consent authorized or permitted by this Section 2.6. Such record date shall be the later of 15 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Preferred Guarantee Trustee pursuant to Section 2.2 of this Guarantee Agreement prior to such solicitation.

SECTION 2.7    Guarantee Event of Default Notice.

     (a) The Preferred Guarantee Trustee shall, within 90 days after the occurrence of a Guarantee Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Preferred Securities, notices of all Guarantee Events of Default known to the Preferred Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, the Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Preferred Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

     (b) The Preferred Guarantee Trustee shall not be deemed to have knowledge of any Guarantee Event of Default unless the Preferred Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of the Declaration shall have obtained written notice, of such Guarantee Event of Default.

     (c) The provisions of Section 315(e) of The Trust Indenture Act shall be excluded from this Guarantee Agreement.

Section 2.8    Disclosure of Information.

The disclosure of information as to the names and addresses of the Holders of the Preferred Securities in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, nor shall the Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

SECTION 2.9    Conflicting Interests.

The Declaration shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in
Section 310(b) of the Trust Indenture Act.

SECTION 2.10   Limitation on Suits by Holders.

No Holder of any Preferred Security shall have any right by virtue or by availing of any provision of this Guarantee Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this

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

Guarantee Agreement or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Preferred Guarantee Trustee written notice of a continuing Guarantee Event of Default, as hereinbefore provided, and unless also the Holders of not less than 25% in liquidation amount of the Preferred Securities than outstanding shall have made written request upon the Preferred Guarantee Trustee to institute such action, suit or proceeding in its own name as Preferred Guarantee Trustee hereunder and shall have offered to the Preferred Guarantee Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby (including the reasonable fees of counsel for the Preferred Guarantee Trustee), and the Preferred Guarantee Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Preferred Guarantee Trustee pursuant to this Section 2.10; it being understood and intended, and being expressly covenanted by the taker and Holder of every Preferred Security with every other taker and Holder and the Preferred Guarantee Trustee, that no one or more Holders of Preferred Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Guarantee to affect, disturb or prejudice the rights of the Holders of any other of such Preferred Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Guarantee, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Preferred Securities. For the protection and enforcement of the provisions of this Section 2.10, each and every Holder and the Preferred Guarantee Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provisions in this Guarantee Agreement, the right of any Holder of any Preferred Security to receive payment of the Guarantee Payments when due or to institute suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such Holder.

SECTION 2.11   Preferred Guarantee Trustee May File Proofs of Claim.

Upon the occurrence of a Guarantee Event of Default, the Preferred Guarantee Trustee is hereby authorized to (a) recover judgment, in its own name and as trustee of an express trust, against the Guarantor for the whole amount of any Guarantee payments remaining unpaid and (b) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have its claims and those of the Holders of the Preferred Securities allowed in any judicial proceedings relative to the Guarantor, its creditors or its property.



                                  ARTICLE III
                         POWERS, DUTIES AND RIGHTS OF
                          PREFERRED GUARANTEE TRUSTEE

SECTION 3.1   Powers and Duties of the Preferred Guarantee Trustee.

     (a) This Guarantee Agreement shall be held by the Preferred Guarantee Trustee for the benefit of the Holders of the Preferred Securities, and the Preferred Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder of Preferred Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Preferred Guarantee Trustee on acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee shall automatically vest in any Successor Preferred Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

     (b) If a Guarantee Event of Default has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders of the Preferred Securities.

     (c) The Preferred Guarantee Trustee, before the occurrence of any Guarantee Event of Default and after the curing of all Guarantee Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Preferred Guarantee Trustee. In case a Guarantee Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (d) No provision of this Guarantee Agreement shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) prior to the occurrence of any Guarantee Event of Default and after the curing or waiving of all such Guarantee Events of Default that may have occurred:

               (A) the duties and obligations of the Preferred Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Preferred Guarantee Trustee; and

               (B) in the absence of bad faith on the part of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

          (ii) the Preferred Guaranty Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Guarantee Trustee, unless it shall be proved that the Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

         (iii) the Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Guarantee Agreement; and

          (iv) no provision of this Guarantee Agreement shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

     e) The Preferred Guarantee Trustee may authorize one or more persons (each a Paying Agent") to pay Guarantee Payments and any such Paying Agent shall comply with Section 317(b) of the Trust Indenture Act. Any Paying Agent may be removed by the Preferred Guarantee

          Trustee at any time and a successor Paying Agent or additional Paying Agents may be appointed at any time by the Preferred Guarantee Trustee.

SECTION 3.2    Certain Rights of Preferred Guarantee Trustee.

     (a)  Subject to the provisions of Section 3.1:

          (i) The Preferred Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (ii) Any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by a Direction or an Officer's Certificate.

         (iii) Whenever, in the administration of this Guarantee Agreement, the Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

          (iv) The Preferred Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

          (v) The Preferred Guarantee Trustee may consult with counsel, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Preferred Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

          (vi) The Preferred Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Preferred Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Preferred Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Preferred Guarantee Trustee, upon the occurrence of a Guarantee Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

         (vii) The Preferred Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

        (viii) The Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (ix) Any action taken by the Preferred Guarantee Trustee or its agents hereunder shall bind the Holders of the Preferred Securities, and the signature of the Preferred Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Preferred Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee Agreement, both of which shall be conclusively evidenced by the Preferred Guarantee Trustee's or its agent's taking such action.

          (x) Whenever in the administration of this Guarantee Agreement the Preferred Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Preferred Securities,
               (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and
               (iii) shall be protected in acting in accordance with such instructions.

     (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Guarantee Trustee shall be construed to be a duty.

     c) The Guarantor assumes responsibility for being and remaining informed of the financial condition of the Subordinated Debenture Issuer and of all other circumstances bearing upon the risk of non-payment of amounts owing under the Preferred Securities which diligent inquiry would reveal and agrees that the Holders of the Preferred Securities shall have no duty to advise the Guarantor of information known to any of them regarding such condition or any such circumstances.

SECTION 3.3   Not Responsible for Recitals or Issuance of Guarantee Agreement.

The recitals contained in this Guarantee Agreement shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee does not assume any responsibility for their correctness. The Preferred Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee Agreement.


                                  ARTICLE IV
                          PREFERRED GUARANTEE TRUSTEE

SECTION 4.1    Preferred Guarantee Trustee; Eligibility.

     (a) There shall at all times be a Preferred Guarantee Trustee which shall:

          (i)  not be an Affiliate of the Guarantor; and

          (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $150,000,000, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

     (c) If the Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2    Appointment,  Removal and  Resignation  of Preferred  Guarantee
               Trustees.

     (a) Subject to Section 4.2(b), the Preferred Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

     (b) The Preferred Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor.

     (c) The Preferred Guarantee Trustee appointed to office shall hold office until a Successor Preferred Guarantee Trustee shall have been appointed or until its removal or resignation. The Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Guarantee Trustee.

     (d) If no Successor Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Preferred Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guarantee Trustee.


                                   ARTICLE V
                                   GUARANTEE

SECTION 5.1    Guarantee.

The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2    Waiver of Notice and Demand.

The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3    Obligations Not Affected.

The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

     (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

     (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Subordinated Debentures or any extension of the maturity date of the Subordinated Debentures permitted by the Indenture);

     (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

     (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

     (e)  any  invalidity  of,  or  defect  or  deficiency  in  the  Preferred
          Securities;

     (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

     (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation on the Holders or any other Person to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4    Rights of Holders.

     (a) The Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Guarantee Agreement.

     (b) If the Preferred Guarantee Trustee fails to enforce this Guarantee Agreement, any Holder of Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer, the Preferred Guarantee Trustee or any other Person.

SECTION 5.5    Enforcement of Guarantee.

The Guarantor and  the Preferred Guarantee Trustee expressly  acknowledge that
(i) this Guarantee Agreement will be deposited with the Preferred Guarantee Trustee to be held for the benefit of the Holders; (ii) the Preferred Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) Holders representing not less than a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of this Guarantee Agreement including the giving of directions to the Preferred Guarantee Trustee, or exercising any trust or other power conferred upon the Preferred Guarantee Trustee under this Guarantee Agreement, and (iv) if the Preferred Guarantee Trustee fails to enforce this Guarantee Agreement, any Holder of Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer, the Preferred Guarantee Trustee, or any other Person.

SECTION 5.6    Guarantee of Payment.

This Guarantee Agreement creates a guarantee of payment and not of collection.

SECTION 5.7    Subrogation.

The Guarantor shall be subrogated to all (if any) rights of the Holders of Preferred Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders. The Guarantor shall not exercise its right of subrogation if such exercise would adversely affect the rights of Holders of any outstanding Preferred Securities.

SECTION 5.8    Independent Obligations.

The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

SECTION 5.9 Unconditional Nature of Obligations.

The obligations of the Guarantor under this Guarantee Agreement shall be absolute and unconditional and shall remain in full force and effect until the entire liquidation amount of all outstanding Preferred Securities shall have been paid and such obligation shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to, or the consent of, the
Guarantor:

     (a)  the   waiver,   surrender,   compromise,   settlement,   release  or
          termination  of  any   or  all  of  the  obligations,  covenants  or
          agreements of the Issuer under the Preferred Securities;

     (b) the failure to give notice to the Guarantor of the occurrence of a default under the Preferred Securities;

     (c) the waiver, compromise or release of the payment, performance or observance by the Issuer or by the Guarantor, respectively, of any or all of the obligations, covenants or agreements contained in the case of the Issuer, in the Preferred Securities, and, in the case of the Guarantor, in this Guarantee Agreement;

     (d) the extension of the time for payment of the liquidation amount of any Preferred Securities or of the time for performance of any other obligations, covenants or agreements under or arising out of the Preferred Securities;

     e) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Preferred Securities;
     (f) any failure, omission, delay or lack on the part of any Holder to enforce, assert or exercise any right, power or remedy conferred on it in or in connection with the Preferred Securities;

     (g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantor or the Issuer or any of the respective assets of either of them, or any allegation or contest of the validity of this Guarantee Agreement in any such proceeding;

     (h) any defense based upon any legal disability of the Issuer or, to the extent permitted by law, any release, discharge, reduction or limitation of or with respect of any sums owing by the Issuer or any other liability of the Issuer to any Holder;

     (i) to the extent permitted by law, the release or discharge by operation of law of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guarantee Agreement;

     (j) the default or failure of the Guarantor fully to perform any of its obligations set forth in this Guarantee Agreement; or

     (k) the invalidity of the Preferred Securities or any defense which the Issuer may have against any Holder.

If any payment by the Issuer to any Holder is rescinded or must be returned by such Holder, the obligations of the Guarantor hereunder shall be reinstated with respect of such payment.

No set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature which the Guarantor has or may have against any Holder shall be available hereunder to the Guarantor against such Holder to reduce the payments to it under this Guarantee Agreement.

The Guarantor assumes responsibility for being and remaining informed of the financial condition of the Issuer and of all other circumstances bearing upon the risk of nonpayment of amounts owing under the Preferred Securities which diligent inquiry would reveal and agrees that no Holder shall have any duty to advise the Guarantor of information known to it regarding such condition or any such circumstances.


                                  ARTICLE VI
                   LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1    Limitation of Transactions.

So long as any Preferred Securities remain outstanding, if there shall have occurred a Guarantee Event of Default or an event of default under the Declaration or if the Subordinated Debenture Issuer shall have selected an Extended Interest Payment Period (as defined in the First Supplemental Indenture, then (a) the Guarantor shall not declare or pay any dividend on, or make any distributions with respect to, or redeem, purchase, or acquire any of its capital stock and (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Guarantor which rank pari passu with or junior to the Subordinated Debentures, provided, that, the foregoing restriction in this Section 6.1 (a) shall not apply to any stock dividends paid by the Guarantor where the dividend stock is the same stock as that on which the dividend is being paid. In addition, so long as any Preferred Securities remain outstanding, the Guarantor (i) will remain the sole direct or indirect owner of all of the outstanding Common Securities and shall not cause or permit the Common Securities to be transferred except to the extent such transfer is permitted under Section 9.1(c) of the Declaration; provided that any permitted successor of the Guarantor under the Indenture may succeed to the Guarantor's ownership of the Common Securities and (ii) will not take any action which would cause the Issuer to be treated as other than grantor trust for United States federal income tax purposes except in connection with a distribution of Subordinated Debentures as provided in the Declaration.



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

SECTION 6.2    Ranking.

This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock.

If an Event of Default has occurred and is continuing under the Indenture, the rights of the holders of the Common Securities to receive any payments under the Common Securities Guarantee Agreement shall be subordinated to the rights of the Holders of Preferred Securities to receive Guarantee Payments hereunder.

SECTION 6.3    Guarantor Existence.

The Guarantor shall not consolidate with or merge into any other corporation or convey, transfer or lease, or permit one or more of its Subsidiaries to convey, transfer or lease, all or substantially all of the property and assets of the Guarantor and its Subsidiaries on a consolidated basis, to any Person, unless the corporation formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Guarantor and its Subsidiaries on a consolidated basis shall expressly assume the Guarantor's obligations hereunder.

This Section shall only apply to a merger or consolidation in which the Guarantor is not the surviving corporation and to conveyances, leases and transfers by the Guarantor as transferor or lessor.


                                  ARTICLE VII
                                  TERMINATION

SECTION 7.1    Termination.

This Guarantee Agreement shall terminate upon the earliest of (i) full payment of the Redemption Price of all Securities, (ii) the distribution of the Subordinated Debentures to the Holder's of all of the Preferred Securities or
(iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or under this Preferred Securities Guarantee.


                                 ARTICLE VIII
                                INDEMNIFICATION

SECTION 8.1    Exculpation.

     (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee Agreement and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

     (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as

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

          to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Preferred Securities might properly be paid.

SECTION 8.2    Indemnification.

     (a) To the fullest extent permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee Agreement and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this in accordance with this Guarantee Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

     (b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.2(a).


                                  ARTICLE IX
                                 MISCELLANEOUS

SECTION 9.1    Successors and Assigns.

All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

SECTION 9.2    Amendments.

Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of at least 66-2/3% in liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all the outstanding Preferred Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.

SECTION 9.3    Notices.

All notices provided for in this Guarantee Agreement shall be in writing, duly
signed   by  the  party  giving  such  notice,  and  shall  be  electronically communicated or hand delivered or sent by overnight courier, as follows:

     (a) If given to the Preferred Guarantee Trustee, at the Preferred Guarantee Trustee's mailing address set forth below (or such other address as the Preferred Guarantee Trustee may give notice of to the Holders of the Preferred Securities):

                    The First National Bank of Chicago
                    One First National Plaza, Suite 0126
                    Chicago, Illinois  60670
                    Attention:  Corporate Trust Administration


     (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Preferred Securities):


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

                    Pacific Telesis Group
                    130 Kearny Street
                    San Francisco, California  94108
                    Attention:  ____________________

     (c) If given to any Holder of Preferred Securities, at the address set forth on the books and records of the Issuer.

For all purposes of this Guarantee Agreement, a notice or communication will be deemed effective:

     (a)  if delivered by hand or sent by overnight courier, on the day it is delivered unless (i) that day is not a Business Day in the city specified (a Local Business Day") in the address for notice provided by the recipient or (ii) if delivered after the close of business on a Local Business Day, then on the next succeeding Local Business Day, or

     (b) if sent by facsimile transmission, on the date transmitted, provided that oral or written confirmation of receipt is obtained by the sender unless the date of transmission and confirmation is not a Local Business Day, in which case, on the next succeeding Local Business Day.

Any notice, direction, requires, demand, consent or waiver by the Subordinated Debenture Issuer, or any Holder of Securities to or upon the Preferred Guarantee Trustee shall be deemed to have been sufficiently given, made or filed, for all purposes, if given, made or filed in writing at the principal office of the Preferred Guarantee Trustee in accordance with the provisions of this Section 9.3.

SECTION 9.4    Benefit.

This Guarantee Agreement is solely for the benefit of the Holders of the Preferred Securities and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

SECTION 9.5    Governing Law.

THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.


































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

THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                Pacific Telesis Group


                                By:_______________________________

                                Name:_____________________________

                                Title:____________________________



                                The First National Bank of Chicago
                                as Preferred Guarantee Trustee


                                By:_______________________________

                                Name:_____________________________

                                Title:____________________________




















































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